EXHIBIT 10.1

FORM OF AMENDMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of June __, 2009, by and among UNIVISION COMMUNICATIONS INC., a Delaware corporation (the “US Borrower”), UNIVISION OF PUERTO RICO INC., a Delaware corporation (the “Subsidiary Borrower” and, together with the US Borrower, the “Borrowers”), and the Revolving Credit Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Borrowers and the Revolving Credit Lenders have entered into that certain the Credit Agreement, dated as March 29, 2007, among the Borrowers, the lenders party thereto, DEUTSCHE BANK AG NEW YORK BRANCH as administrative agent and first-lien collateral agent, and the other agents party thereto (the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions hereof, the Borrowers and the Revolving Credit Lenders have agreed to amend the Credit Agreement as described herein.

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment to Credit Agreement. As of the First Amendment Effective Date (as defined below), and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended by amending and restating Section 6.10 in its entirety as follows:

“SECTION 6.10. Financial Covenant. (a) As long as any Revolving Loans, Swingline Loans or any Letter of Credit is outstanding, commencing with the fiscal quarter ending on or around June 30, 2009, permit the Consolidated First-Lien Leverage Ratio as of the last day of any fiscal quarter ending closest to the date set forth below to be greater than the ratio set forth below opposite such date below:

Fiscal Quarters Ended:	Ratio
June 30, 2009 and September 30, 2009	11.75
Thereafter and on or before March 31, 2010	11.25
Thereafter and on or before September 30, 2010	11.00
Thereafter and on or before September 30, 2011	10.75

Thereafter and on or before March 31, 2012	10.50
Thereafter and on or before September 30, 2012	10.25
Thereafter and on or before September 30, 2013	9.25
Thereafter	8.50

unless for the purpose of this Section 6.10, on the last day of the applicable fiscal quarter (or, if applicable, on the expiration of the last day of the period set forth in Section 7.02 as to which the Cure Right may be exercised, to the extent a Notice of Intent to Cure has been delivered in respect of such fiscal quarter), there are no Revolving Loans or Swingline Loans outstanding and all outstanding Letters of Credit have expired, been terminated or been cash collateralized on terms and conditions reasonably satisfactory to the relevant Issuing Bank in an amount equal to 101% of the aggregate amount available to be drawn under such Letters of Credit.

(b)       The Lenders and the Borrowers hereby agree that solely for purposes of the calculation of EBITDA as used in the determination of the financial covenant described in Section 6.10(a) as of the last day of any fiscal quarter ending closest to a date set forth below, EBITDA for the period of 4 consecutive fiscal quarters ended closest to such date shall be deemed to include the fixed amount (reflecting a deemed GAAP tax benefit) set forth opposite such date below (irrespective of the actual amount of any GAAP tax benefit for such period as otherwise calculated pursuant to the definition of EBITDA (or the component definitions thereof)); provided that such fixed amount shall be the only amount reflecting a GAAP tax benefit that shall be permitted to be included in such calculation of EBITDA for any such 4 consecutive fiscal quarter period (whether directly or through the component definitions thereof), notwithstanding anything to the contrary contained in the definition of EBITDA (or the component definitions thereof):

Fiscal Quarter Ended:	GAAP Tax Benefits
June 30, 2009	$78,300,000
September 30, 2009	$70,700,000
December 31, 2009	$74,500,000
March 31, 2010	$46,200,000
June 30, 2010	$44,400,000
September 30, 2010	$35,400,000
December 31, 2010	$43,500,000

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March 31, 2011	$34,900,000
June 30, 2011	$26,300,000
September 30, 2011	$17,600,000
December 31, 2011	$9,000,000”.

SECTION 2. Representations and Warranties of the Borrowers. Each Borrower represents and warrants that:

(a)       The execution, delivery and performance by such Borrower of this Amendment has been duly authorized by all necessary corporate (or equivalent) action and each of this Amendment and the Credit Agreement (as modified hereby) is the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b)	This Amendment has been duly executed and delivered by such Borrower;

(c)       Both before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing under the Credit Agreement; and

(d)       Each of the representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

SECTION 3. Conditions To Effectiveness. This Amendment shall become effective as of the date (the “First Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied (which in the case of clauses (b), (c) and (d) below may be satisfied concurrently with such date) on or prior to 5:00 P.M. (New York City time) on June 19, 2009 (the “Cutoff Time”):

(a)       the Administrative Agent shall have received a copy of this Amendment, executed by the Borrowers and the Required Revolving Lenders;

(b)       with respect to the Revolving Credit Lenders that deliver their signatures hereto to the Administrative Agent and the Borrowers on or before Noon (New York City time) on June 16, 2009, the Borrowers shall have paid to the Administrative Agent for the ratable benefit of such Revolving Credit Lenders an amendment fee in the amount of 0.50% of the Revolving Credit Commitments of all such Revolving Credit Lenders (after giving effect to the reduction thereto described in clause (c) below);

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(c)       the Borrowers shall have repaid the Revolving Loans in the amount of $150,000,000 and permanently reduced the Revolving Credit Commitments by such amount in accordance with the requirements of Section 2.12(a) or 2.09(b), as applicable, of the Credit Agreement; and

(d)       the Borrowers shall have paid to the Administrative Agent, the Lenders and their respective affiliates all fees, costs and expenses (including, without limitation, legal fees and expenses) payable to the Administrative Agent, the Lenders and their respective affiliates pursuant to the terms of the Credit Agreement to the extent then due and invoiced to the Borrowers on or prior to 5:00 P.M. (New York City time) on June 16, 2009.

The delivery by each of the Borrowers and the Revolving Credit Lenders of signature pages to this Amendment to the Administrative Agent shall be irrevocable prior to the Cutoff Time but not after the Cutoff Time (unless the First Amendment Effective Date shall have theretofor occurred).

SECTION 4. Reference To And Effect Upon The Credit Agreement.

(a)       As of the First Amendment Effective Date, each reference in the Credit Agreement and the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement or such other Loan Document as amended by this Amendment.

(b)       Except as specifically modified above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)       The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default or any right, power or remedy of the Administrative Agent or any Lender or any Issuing Bank under the Credit Agreement or any Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any Loan Documents, except as specifically set forth herein.

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

SECTION 6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts (including by means of facsimile transmission or by electronic mail), each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

<signature pages follow>

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IN WITNESS WHEREOF, the parties hereto hereupon set their hands as of the date first written above.

US BORROWER:

UNIVISION COMMUNICATIONS INC.

By: ______________________________________

Name:____________________________________

Title: ____________________________________

SUBSIDIARY BORROWER:

UNIVISION OF PUERTO RICO INC.

By: ______________________________________

Name:____________________________________

Title: ____________________________________

[Amendment No. 1 to Credit Agreement]

[NAME OF REVOLVING CREDIT LENDER]

By: ______________________________________

Name:____________________________________

Title: ____________________________________

[Amendment No. 1 to Credit Agreement]